Exhibit 5.1
333 West Wolf Point Plaza
Chicago, Illinois 60654
(312) 862-2000

www.kirkland.com

Facsimile:
(312) 862-2200

November 4, 2025

Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 770-7555

Re: Registration Statement of Wynn Resorts, Limited on Form S-3ASR

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3ASR (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Wynn Resorts, Limited, a Nevada corporation (the “Company”) to register the following securities: (a) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities of the Company (collectively, the “Debt Securities”), (b) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (c) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), and (d) depositary shares representing preferred stock of the Company (the “Depositary Shares”); all of which securities may be issued in one or more offerings from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

You have advised us that: (i) the Depositary Shares will be issued pursuant to one or more deposit agreements (including a form of depositary receipt evidencing the Depositary Shares) (each, a “Deposit Agreement”), by and between the Company and a depositary, in a form that will be filed as an exhibit to the Registration Statement or incorporated by reference therein; and (ii) the Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (including any amendments or supplements thereto, the “Indenture”), dated as of March 29, 2004, between the Company and U.S. Bank National Association, as indenture trustee. The Indenture and each Deposit Agreement shall be referred to herein as a “Governing Document.”

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all legal right,
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power and authority to execute, deliver and perform its obligations under the offered securities and the Governing Documents. We note that you are relying with respect to all matters of Nevada law and Company authority on an opinion of Brownstein Hyatt Farber Schreck, LLP, dated as of the date hereof, which opinion is filed as Exhibit 5.2 to the Registration Statement. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Securities Act and will comply with all applicable laws; (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby and will comply with all applicable laws; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the appropriate prospectus supplement; (d) all legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the securities offered and to execute and deliver the applicable Governing Document will have been obtained; (e)  the securities offered as well as the terms of the applicable Governing Document, as executed and delivered, will have complied with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; (f) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (g) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and (h) that the Company will receive at least par value for any equity security issued.

Based upon and subject to the foregoing qualifications, assumptions and limitations, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1.When the Debt Securities and the Indenture have been authorized by appropriate corporate authorization in accordance with applicable law and the Indenture has been duly executed by the parties thereto, and the Debt Securities have been executed, attested, issued, and delivered by duly authorized officers in accordance with the Indenture against payment therefore and authenticated by the trustee, the Debt Securities will be validly issued and the Debt Securities will constitute binding obligations of the Company enforceable against the Company in accordance with their terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
2.When the specific terms of any offering of Common Stock have been duly authorized by appropriate corporate authorization and in accordance with provisions of any applicable purchase agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable purchase agreement (which shall be in an amount at least equal to the par value of the shares of Common Stock being issued and sold) or upon exchange in accordance with the terms of any other security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid, and non-assessable.
3.When the designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock have been duly authorized by appropriate corporate authorization and proper filing with the Secretary of State of the State of Nevada of a certificate of designations relating to such series of Preferred Stock, and when all necessary corporate action
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on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable purchase agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.
4.When the Depositary Shares have been duly authorized by appropriate corporate authorization and duly established in accordance with the applicable Deposit Agreements and applicable law, the Preferred Stock represented by the Depositary Shares has been duly delivered to the depositary under the applicable Deposit Agreement, and the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.
Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies. This opinion does not cover the law of any jurisdiction other than the law of the State of New York. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of New York as currently in effect.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, makeiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under the Governing Documents may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document counterparty and constitutes the legally valid and binding obligations of
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such Governing Document counterparty enforceable against such Governing Document counterparty in accordance with its terms; that the applicable Governing Document counterparty is in compliance, generally and with respect to acting as trustee, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document counterparty, has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is rendered solely for your benefit and may not be used, circulated, quoted relied upon or otherwise referred to by any other person for any other purpose without our prior written consent.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP

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